PROSPECTUS SUPPLEMENT (To Prospectus dated September 23, 2021)	Filed Pursuant to Rule 424(b)(7) Registration No. 333-255828

12,322,975 Shares

CUSTOM TRUCK ONE SOURCE, INC.

Common Stock

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The selling stockholders named in this prospectus supplement (collectively, the “selling stockholders”) are offering an aggregate of 12,322,975 shares of our common stock, par value $0.0001, by this prospectus supplement and the accompanying prospectus (this “offering”). The selling stockholders will receive all net proceeds from the sale of our common stock in this offering, and we will not receive any proceeds from this sale of our common stock by the selling stockholders.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “CTOS”. On November 12, 2021, the last sale price of our common stock as reported on the NYSE was $11.07 per share.

	Per Share	Total(1)
Public offering price(1)	$8.5000	$104,745,288
Underwriting discounts and commissions(2)	$0.2975	$3,666,085
Proceeds, before expenses, to the selling stockholders	$8.2025	$101,079,203

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(1)      Assumes no exercise of the underwriters’ option to purchase additional shares of common stock as described below.

(2)      The public offering price for the 12,322,975 shares offered to the public is $8.50 per share.

(3)      The underwriting discount for the 12,322,975 shares offered to the public is $0.2975 per share. See “Underwriting” in this prospectus supplement for additional discussion regarding underwriting discounts and commissions.

In addition, the selling stockholders have granted the underwriters an option to purchase up to 1,848,446 additional shares of our common stock from such selling stockholders, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, beginning on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the other information contained in such report and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2021 (which Forms 10-K and 10-Q are all incorporated by reference herein and therein) to read about factors you should consider before making a decision to invest in our common stock.

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Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about November 22, 2021.

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Bookrunning Managers
Citigroup
Baird	Deutsche Bank Securities	Oppenheimer & Co.	Stifel
Co-Managers
American Veterans Group, PBC	Bancroft Capital	Cabrera Capital Markets LLC	CastleOak Securities, L.P.
C.L. King & Associates, Inc.	Mischler Financial Group, Inc.		Roberts & Ryan

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Prospectus Supplement dated November 17, 2021.

Prospectus Supplement

Prospectus

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We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or those contained or incorporated by reference in the accompanying prospectus or in any free writing prospectuses we have prepared filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any related free writing prospectus that we prepare and distribute. Neither we, the selling stockholders nor the underwriters (or any of our or their respective affiliates) take any responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. Neither we, the selling stockholders, nor the underwriters (or any of our or their respective affiliates) are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated September 23, 2021. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us, the selling stockholders and the specific terms of this offering by the selling stockholders of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The accompanying prospectus gives more general information about us and the securities we may offer from time to time under our shelf registration. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Before you invest in our common stock, you should read the registration statement of which this prospectus supplement and the accompanying prospectus forms a part and this document, including the documents incorporated by reference herein and therein that are described under the heading “Incorporation by Reference.” Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. Neither we nor the underwriters (or any of our or their respective affiliates) are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Custom Truck” the “Company,” “we,” “us” and “our” refer to Custom Truck One Source Inc., a Delaware corporation formerly known as Nesco Holdings, Inc. References to the “selling stockholders” refer to the selling stockholders listed in the table under the caption “Selling Stockholders” in this prospectus supplement. References to our “2020 Annual Report” refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading “Risk Factors” herein and in our 2020 Annual Report, the other information contained in such report, our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2021 and the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Custom Truck One Source, Inc.

Our Company

Custom Truck One Source, Inc. (f/k/a Nesco Holdings, Inc.), a Delaware corporation, serves as the parent for its primary operating companies, NESCO, LLC, an Indiana limited liability company, and Custom Truck One Source, L.P., a Delaware limited partnership. On July 31, 2019, Nesco Holdings, Inc. completed a series of mergers whereby Nesco Holdings I, Inc., became the wholly owned subsidiary of Capitol Investment Corp. IV, after which Capitol Investment Corp IV changed its name to Nesco Holdings, Inc.

We are a specialty equipment provider to the electric utility transmission and distribution, telecommunications, rail and other infrastructure related industries in North America. Our core business relates to our new equipment inventory and rental fleet of specialty equipment that is utilized by service providers in infrastructure development and improvement work. We offer our specialized equipment to a diverse customer base, including utilities and contractors, for the maintenance, repair, upgrade, and installation of critical infrastructure assets, including distribution and transmission electric lines, telecommunications networks and rail systems, as well as for lighting and signage. We rent, produce, sell and service a broad range of new and used equipment, including bucket trucks, digger derricks, dump trucks, cranes, service trucks and heavy-haul trailers. Following the Acquisition (as defined herein), we changed our reportable segments to be consistent with how we currently manage the business, representing three reporting segments: Equipment Rental Solutions (“ERS”), Truck and Equipment Sales (“TES”) and Aftermarket Parts and Services (“APS”).

Acquisition of Custom Truck One Source, L.P.

On December 3, 2020, the Company agreed to acquire 100% of the limited partnership interests of CTOS and 100% of the limited liability company interests of Custom Truck One Source, L.P.’s general partner pursuant to the Purchase Agreement.

On April 1, 2021 (the “Closing Date”), we completed the acquisition (the “Acquisition”) of Custom Truck One Source, L.P. and its general partner pursuant to a Purchase and Sale Agreement entered into on December 3, 2020 (the “Purchase Agreement”) by and among NESCO Holdings II, Inc., certain affiliates of Blackstone and other direct and indirect equity holders of Custom Truck One Source, L.P., Blackstone Capital Partners VI-NQ L.P. and, solely with respect to Section 9.04 of the Purchase Agreement, PE One Source Holdings, LLC, an affiliate of Platinum Equity. As a result of the Acquisition, Custom Truck One Source, L.P. became our wholly-owned subsidiary and one of the entities through which we operate our business. In connection with the Acquisition, we changed our name from Nesco Holdings, Inc. to Custom Truck One Source, Inc. For additional information regarding the Acquisition and the business of CTOS please refer to our definitive Proxy Statement filed on January 20, 2021 (the “Acquisition Proxy Statement”).

Corporate Information

We are a Delaware corporation and our corporate headquarters are located at 7701 Independence Avenue, Kansas City, Missouri 64125. Our telephone number is (816) 241-4888. Our Internet website address is https://customtruck.com. We do not incorporate the information on our website into this prospectus supplement, and you should not consider it part of this prospectus supplement (except for our SEC filings expressly incorporated by reference in this prospectus supplement). Our Common Stock is listed on the NYSE under the symbol “CTOS” and the warrants are listed on the NYSE under the symbol “CTOS.WS.”

The Offering

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Common Stock.”

Common stock offered by the selling stockholders

12,322,975 shares of our common stock (or 14,171,421 shares of our common stock if the underwriters exercise in full their option to purchase additional shares of common stock from the selling stockholders).

Common stock outstanding	247,311,494 shares.
Option to purchase additional shares of common stock from the selling stockholders

The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 1,848,446 additional shares from the selling stockholders, at the public offering price, less the underwriting discount.

Use of proceeds

The selling stockholders will receive all of the proceeds from the sale of the shares offered hereby. Accordingly, we will not receive any proceeds from this sale of shares by the selling stockholders, including any sales by the selling stockholders pursuant to an exercise by the underwriters of their option to purchase additional shares.

While we have agreed to pay certain offering expenses for the selling stockholder incurred in connection with this offering, the selling stockholder will bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement. See “Use of Proceeds” and “Underwriting”

Risk factors

You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein, including our 2020 Annual Report our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2021 before investing in our common stock.

Dividend policy

We have not paid any dividends in our common stock and do not anticipate paying any regular cash dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, including any restrictions contained in financing instruments, and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur, including under our existing credit facilities. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur. Accordingly, stockholders may need to sell their shares of our common stock to realize a return on their investment, and stockholders may not be able to sell their shares at or above the price they paid for them. See “Dividend Policy.”

Lock-up Agreements

We, each of our directors, the selling stockholders and certain of our stockholders and officers have entered into lock-up agreements with the underwriters, which prohibit us and them from selling their shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock (other than in this offering) during the period from the date of this prospectus supplement continuing through the date that is 60 days from the date of this prospectus supplement, subject to certain exceptions. See “Underwriting” for more information on these agreements.

NYSE symbol	“CTOS.”

Unless we indicate otherwise or the context otherwise requires, the information in this prospectus supplement regarding the number of shares of our common stock to be outstanding after this offering is based on 247,311,494 shares of our common stock outstanding as of November 12, 2021 and does not reflect: (1) 1,925,916 shares of common stock issuable upon the exercise of options outstanding as of November 12, 2021, at a weighted average exercise price of $6.76 per share and (2) 2,392,074 restricted stock units outstanding as of November 12, 2021.

Summary Unaudited Pro Forma Financial Data

The following table presents certain selected unaudited pro forma financial data for our business for the periods indicated. The summary unaudited combined pro forma information for the nine months ended September 30, 2020 and 2021 have been derived from our historical audited consolidated financial statements included in our Quarterly Report on Form 10-Q filed on November 15, 2021, which is incorporated herein by reference. The summary unaudited pro forma information for the year ended December 31, 2020 has been derived from our historical audited consolidated financial statements included in our Annual Report on Form 10-K filed on March 9, 2021 and our Current Report on Form 8-K filed on April 1, 2021, which are incorporated herein by reference.

Custom Truck LP became a wholly owned subsidiary of the Company on April 1, 2021. The Company’s condensed consolidated financial statements prepared under United States generally accepted accounting principles (“GAAP”) include Custom Truck LP as of September 30, 2021 and for the period from April 1, 2021 to September 30, 2021. Accordingly, financial information included in our Form 10-Q, which is incorporated herein by reference, for the three and nine-month periods ended September 30, 2021 presented under GAAP represents the financial results of Nesco Holdings and its subsidiaries for that entire period and the financial results of Custom Truck LP and its subsidiaries only from April 1, 2021 to September 30, 2021. As a result, we have provided pro forma information for the nine-month period ended September 30, 2021 compared to pro forma information for the nine months ended September 30, 2020.

The unaudited pro forma combined financial information presented give effect to the Acquisition, as if the Acquisition had occurred on January 1, 2020, and is presented to facilitate comparisons with our results following the Acquisition. This information has been prepared in accordance with SEC Article 11 of Regulation S-X. Such unaudited pro forma combined financial information also uses the estimated fair value of assets and liabilities on the Closing Date, and makes the following assumptions: (1) removes acquisition-related costs and charges that were recognized in the Company’s condensed consolidated financial statements in the nine month period ended September 30, 2021 and applies these costs and charges to the year ended December 31, 2020, including the nine-month period ended September 30, 2020, as if the Acquisition and the related financing transactions had occurred on January 1, 2020; (2) removes the loss on the extinguishment of debt that was recognized in the Company’s condensed consolidated financial statements in the nine months ended September 30, 2021 and applies the charge to the year ended December 31, 2020, including the nine-month period ended September 30, 2020, as if the debt extinguishment giving rise to the loss had occurred on January 1, 2020; (3) adjusts for the impacts of purchase accounting in the year ended December 31, 2020 and nine-month periods ended September 30, 2021 and 2020; (4) adjusts interest expense, including amortization of debt issuance costs, to reflect borrowings on the ABL Facility and issuance of our $920.0 million in aggregate principal amount of 5.0% senior secured second lien notes due 2029, as if the funds had been borrowed and notes had been issued on January 1, 2020 and used to repay pre-acquisition debt; and (5) adjusts for the income tax effect using a tax rate of 25%.

For additional information for the year ended December 31, 2021, please refer to the Unaudited Pro Forma Condensed Combined Financial Information of Custom Truck One Source Inc., included in our Current Report on Form 8-K/A filed on May 6, 2021, which is incorporated herein by reference. For additional information for the nine-month periods ended September 30, 2020 and September 30, 2021, please refer to our Current Report on Form 8-K, filed on November 9, 2021, which is incorporated herein by reference, and “Item 2. Management’s Discussion of Financial Condition and Results of Operations — Results of Operations — Pro Forma Financial Statements,” in our Quarterly Report on Form 10-Q, filed on November 15, 2021, which is incorporated herein by reference.

	Pro forma combined
(in $000s)	Year Ended December 31, 2020	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2021
Rental revenue	$410,498	$301,125	$307,909
Equipment sales	820,934	554,985	728,780
Parts sales and services	125,049	94,982	90,487
Total revenue	1,356,481	951,002	1,127,186
Cost of revenue	947,586	651,818	790,304
Depreciation of rental equipment	195,837	138,997	137,750
Total cost of revenue	1,143,423	790,815	928,054
Gross profit	213,058	160,187	199,132
Selling, general and administrative	163,104	120,821	146,367
Amortization	21,503	18,972	33,000
Non-rental depreciation	4,817	2,887	2,783
Transaction expenses and other	51,657	43,559	7,742
Total operating expenses	241,081	186,239	189,892
Operating income (loss)	(28,023)	(26,052)	9,240
Loss on extinguishment of debt	67,473	61,695	—
Interest expense, net	87,239	71,458	59,747
Finance and other expense (income)	(6,800)	(1,532)	(2,203)
Total other expense	147,912	131,621	57,544
Income (loss) before taxes	(175,935)	(157,673)	(48,304)
Income tax expense (benefit)	(62,122)	(53,576)	39,580
Net income (loss)	$(113,813)	$(104,097)	$(87,884)

Risk Factors

An investment in our common stock involves risk. Before investing in our common stock, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our 2020 Annual Report, the other information contained in such report and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2021 and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. However, the selected risks described below and in our 2020 Annual Report are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, the trading price of the common stock could decline and you may lose all or part of your investment in the Company.

Risks Related to this Offering and Ownership of Our Common Stock

Our operating results and share price may be volatile, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

Since the completion of the Acquisition, the price of our common stock, as reported by the NYSE, has ranged from a low of $6.09 on August 16, 2021, to a high of $11.36 on November 12, 2021. Securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our shares to wide price fluctuations regardless of our operating performance. Our operating results and the trading price of our shares may fluctuate in response to various factors, including:

•        market conditions in the broader stock market;

•        actual or anticipated fluctuations in our quarterly financial and operating results;

•        introduction of new products or services by us or our competitors;

•        the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•        changes in, or failure to meet, earnings estimates or recommendations by research analysts who track our common stock or the stock of other companies in our industries;

•        strategic actions by us, our customers or our competitors, such as acquisitions or restructurings;

•        changes in accounting standards, policies, guidance, interpretations or principles;

•        issuance of new or changed securities analysts’ reports or recommendations or termination of coverage of our common stock by securities analysts;

•        sales, or anticipated sales, of large blocks of our stock;

•        the granting or exercise of employee stock options;

•        volume of trading in our common stock;

•        additions or departures of key personnel;

•        regulatory or political developments;

•        litigation and governmental investigations;

•        changing economic conditions;

•        defaults on our indebtedness; and

•        exchange rate fluctuations.

These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our shares to fluctuate substantially. While we believe that operating results for any particular quarter are not necessarily a meaningful indication of future results, fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business, which could significantly harm our profitability and reputation.

Provisions of our corporate governance documents and Delaware law could make any change in our board of directors or in control of our company more difficult.

Our amended and restated certificate of incorporation and our amended and restated bylaws and Delaware law contain provisions, such as provisions authorizing, without a vote of stockholders, the issuance of one or more series of preferred stock, that could make it difficult or expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors even if such a transaction would be beneficial to our stockholders. We also have a staggered board of directors that could make it more difficult for stockholders to change the composition of our board of directors in any one year. These anti-takeover provisions could substantially impede the ability of public stockholders to change our management or board of directors.

Future sales, or the perception of future sales, by us or our existing stockholders in the public market following this offering could cause the market price for our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. We, the selling stockholders, our directors and certain of our officers and stockholders have agreed with the underwriters, subject to certain exceptions, not to offer or sell, dispose of or hedge, directly or indirectly, any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 60 days from the date of this prospectus supplement, except with the prior written consent of Citigroup Global Markets Inc. See “Underwriting” for a description of these lock-up agreements. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. We also registered all shares of common stock that we may issue under our equity compensation plans and they can be freely sold in the public market upon issuance, subject to the lock-up agreements. As restrictions on resale end, the market price of our stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Because we have no current plans to pay regular cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any regular cash dividends on our common stock. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is, and may be, limited by covenants of existing and any future outstanding indebtedness we or our subsidiaries incur, including under our existing credit facilities. Therefore, any return on investment in our common stock is solely dependent upon the appreciation of the price of our common stock on the open market, which may not occur. Accordingly, stockholders may need to sell their shares of our common stock to realize a return on their investment, and stockholders may not be able to sell their shares at or above the price they paid for them.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.

The trading market for our shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.

We have identified a material weakness in our internal control over financial reporting. If our remediation of this material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, investors may lose confidence in the accuracy and completeness of our financial reports.

As of the end of the period covered by the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (“10-Q3’21”), we carried out an evaluation under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”). Based on this evaluation, our principal executive officer and principal financial officer concluded that, as of the end of the period covered by the 10-Q3’21, our disclosure controls and procedures were not effective due to the material weakness in our internal control over financial reporting as described below.

During the period covered by the 10-Q3’21, we identified a material weakness in the design and operation of information technology general controls (“ITGCs”) related to one of the enterprise resource planning (“ERP”) systems of Custom Truck LP that supports the processes related to the preparation of our consolidated financial statements. Specifically, we did not maintain adequate control over user access to the ERP system to ensure appropriate segregation of duties and to restrict access to financial applications and data to appropriate Company personnel. Our business process controls (automated and manual) that are dependent on the affected ITGCs were also deemed ineffective because they are adversely impacted by ineffective ITGCs. The material weakness did not result in any identified misstatements to our consolidated financial statements, and there were no changes to previously released financial results.

Management has developed a remediation plan to address the control deficiency identified above, which involves the completion of our new ERP system implementation planned for the second quarter of 2022. The new ERP system will allow us to address segregation of duties by establishing user roles specific to the nature of each job function. We are also establishing controls to ensure appropriate authorization of new user access requests and we will perform routine reviews of user access. Additionally, management is in the process of enhancing relevant controls that are dependent on the affected ITGCs.

Forward-Looking Statements

Any statements made in this prospectus supplement that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this prospectus supplement, you should understand that these statements are not guarantees of performance or results and are subject to and involve risks, uncertainties and assumptions. You should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Below is a summary of risk factors applicable to us that may materially affect such forward-looking statements and projections:

•        difficulty in integrating the Nesco Holdings, Inc. and Custom Truck One Source, L.P. businesses and fully realizing the anticipated benefits of the Acquisition, as well as significant transaction and transition costs that we will continue to incur following the Acquisition;

•        material disruptions to our operation and manufacturing locations as a result of public health concerns, including COVID-19, equipment failures, natural disasters, work stoppages, power outages or other reasons;

•        the cyclicality of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment;

•        fluctuation of our revenue and operating results;

•        our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner;

•        competition, which may have a material adverse effect on our business by reducing our ability to increase or maintain revenues or profitability;

•        any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory;

•        aging or obsolescence of our existing equipment, and the fluctuations of market value thereof;

•        our inability to recruit and retain the experienced personnel we need to compete in our industries;

•        disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives;

•        unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required;

•        our inability to renew our leases upon their expiration;

•        our failure to keep pace with technological developments;

•        our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business;

•        potential impairment charges and our inability to collect on contracts with customers;

•        failure of federal and state legislative and regulatory developments that encourage electric power transmission infrastructure spending to translate into demand for our equipment;

•        changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations;

•        our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, the environment and government contracts;

•        the interest of our majority stockholder, which may not be consistent with the other stockholders;

•        our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; and

•        significant operating and financial restrictions imposed by the indenture governing our outstanding senior secured notes and the asset-based lending credit agreement.

These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this prospectus supplement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. See “Risk Factors” in this prospectus supplement for additional risks.

Use of Proceeds

The selling stockholders will receive all of the proceeds from the sale of the shares offered hereby. Accordingly, we will not receive any proceeds from this sale of shares of our common stock in this offering by the selling stockholders, including any sales by the selling stockholders pursuant to an exercise by the underwriters of their option to purchase additional shares. See “Summary — The Offering.”

While we have agreed to pay certain offering expenses for the selling stockholder incurred in connection with this offering, the selling stockholder will bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement. See “Underwriting.”

Price Range of Common Stock

Our common stock is listed on the NYSE and is traded under the symbol “CTOS”. At the close of business on November 12, 2021, there were 120 holders of record of our shares of common stock. The last reported price of our common stock on the NYSE on November 12, 2021 was $11.07 per share.

Dividend Policy

Each holder of shares of our capital stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividend.

Selling Stockholders

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock, as of November 12, 2021, by the selling stockholders (x) prior to the consummation of this offering and (y) as adjusted to give effect to the consummation of this offering, both assuming (i) the underwriters’ option to purchase additional shares is not exercised at all, and (ii) the underwriters’ option to purchase additional shares of our common stock is exercised in full. A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire beneficial ownership within 60 days. Information with respect to beneficial ownership is based on information obtained from such selling securityholder and publicly available information, and the percentage of beneficial ownership of our common stock is based on 247,311,494 shares of our common stock outstanding as of November 12, 2021. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of our common stock.

We will not receive any proceeds from the sale of our common stock in this offering by the selling stockholders, including any sales by the selling stockholders pursuant to the exercise by the underwriters of their option to purchase additional shares.

Unless otherwise noted, these persons may be contacted at our executive offices and, to our knowledge, have sole voting and investment power over the shares listed.

Name of Beneficial Owner	Shares Beneficially Owned Prior to Offering		Shares to be Sold in This Offering Assuming Underwriters’ Option is Not Exercised	Shares Beneficially Owned After Offering Assuming Underwriters’ Option is Not Exercised		Shares to be Sold in This Offering Assuming Underwriters’ Option is Exercised in Full	Shares Beneficially Owned After Offering Assuming Underwriters’ Option is Exercised in Full
	Number	%		Number	%		Number	%
Blackstone Capital Partners VI-NQ L.P.(1)	3,492,069	1.4%	3,036,582	455,487	0%	3,492,069	0	0%
Blackstone Family Investment Partnership VI-NQ ESC L.P.(1)	17,360	0%	15,096	2,264	0%	17,360	0	0%
Blackstone Energy Partners NQ L.P.(1)	2,932,195	1.2%	2,549,735	382,460	0%	2,932,195	0	0%
Blackstone Energy Family Investment Partnership NQ ESC L.P.(1)	179,835	0%	156,378	23,457	0%	179,835	0	0%
BCP CTOS Holdings L.P.(1)	3,576,281	1.4%	3,109,809	466,472	0%	3,576,281	0	0%
BEP CTOS Holdings L.P.(1)	3,622,088	1.5%	3,149,642	472,446	0%	3,622,088	0	0%
Blackstone Energy Family Investment Partnership SMD L.P.(1)	351,593	0%	305,733	45,860	0%	351,593	0	0%

____________

(1)      Blackstone Energy Partners NQ L.P. directly holds 2,932,195 shares of Common Stock, BEP CTOS Holdings L.P. directly holds 3,622,088 shares of Common Stock, Blackstone Energy Family Investment Partnership SMD L.P. directly holds 351,593 shares of Common Stock, Blackstone Energy Family Investment Partnership NQ ESC L.P. directly holds 179,835 shares of Common Stock, Blackstone Capital Partners VI-NQ L.P. directly holds 3,492,069 shares of Common Stock, BCP CTOS Holdings L.P. directly holds 3,576,281 shares of Common Stock, and Blackstone Family Investment Partnership VI-NQ ESC L.P. directly holds 17,360 shares of Common Stock. Blackstone Energy Management Associates NQ L.L.C. is the general partner of Blackstone Energy Partners NQ L.P. and BEP CTOS Holdings L.P. Blackstone EMA-NQ L.L.C. is the managing member of Blackstone Management Associates NQ L.L.C. BEP Side-by-Side GP NQ L.L.C. is the general partner of Blackstone Energy Family Investment Partnership NQ ESC L.P. Blackstone Management Associates VI-NQ L.L.C. is the general partner of Blackstone Capital Partners VI-NQ L.P. and BCP CTOS Holdings L.P. BMA VI-NQ L.L.C. is the managing member of Blackstone Management Associates VI-NQ L.L.C. Blackstone Family GP L.L.C. is the general partner of Blackstone Energy Family Investment Partnership SMD L.P. Blackstone Family GP L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. BCP VI-NQ Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI-NQ ESC L.P. Blackstone Holdings III L.P. is the sole member of each of Blackstone EMA-NQ L.L.C., BEP Side-by-Side GP NQ L.L.C. and BMA VI-NQ L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P.

          The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. Blackstone Holdings II L.P. is the sole member of BCP VI-NQ Side-by-Side GP L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of each of the foregoing is c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154.

MATERIAL United States Federal Income Tax Consequences to
Non-U.S. Holders

The following discussion is a summary of material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential U.S. federal income tax effects.

The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. For example, there may be significant adverse U.S. federal estate tax consequences to a Non-U.S. Holder.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated by the U.S. Department of the Treasury thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the U.S. federal income tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to common stock acquired in this offering and held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address U.S. federal income consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•        banks, insurance companies, and other financial institutions;

•        brokers, dealers, or traders in securities;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•        tax-exempt entities or governmental organizations;

•        persons deemed to sell our common stock under the constructive sale provisions of the Code;

•        persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•        holders required to accelerate any item of income with respect to our common stock as a result of such income being reported on an applicable financial statement;

•        tax-qualified retirement plans; and

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships considering an investment in our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying regular dividends to holders of our common stock. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis (determined on a share by share basis) in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Unless an applicable income tax treaty provides otherwise, if dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or other applicable documentation), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Unless an applicable income tax treaty provides otherwise, any effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other taxable disposition of our common stock unless:

•        the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States;

•        the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•        our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if the Non-U.S. Holder were a U.S. person, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or its lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such gain, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or other applicable documentation), or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock made to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker without specified connections to the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (whether such non-U.S. financial institution or other entity is the beneficial owner or an intermediary). Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, withholding and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA currently applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase of our common stock by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of a portion of the assets of any Plan in our common stock, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Each Plan should consider the fact that neither we, the underwriters nor any of our or their respective affiliates (together, the “Transaction Parties”) will act as a fiduciary to any Plan with respect to the decision to acquire our common stock and none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common stock by an ERISA Plan with respect to which we or the underwriters or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuers of the securities nor any of their affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring our common stock in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable.

Because of the foregoing, our common stock should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Law.

Representation

Accordingly, by acceptance of our common stock, each purchaser and subsequent transferee of our common stock will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold our common stock constitutes assets of any Plan or (ii) the purchase and holding of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws, and none of the Transaction Parties is a fiduciary of, nor has been relied upon for investment advice by, such purchaser or transferee with respect to the decision to purchase and hold our common stock.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of our common stock.

UNDERWRITING

Citigroup Global Markets Inc. is acting as representative of the underwriters for this offering named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling stockholders, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	8,013,632
Robert W. Baird & Co. Incorporated.	924,223
Deutsche Bank Securities Inc.	924,223
Oppenheimer & Co. Inc.	924,223
Stifel, Nicolaus & Company, Incorporated	924,233
American Veterans Group, PBC	87,493
Bancroft Capital LLC	87,493
Cabrera Capital Markets LLC	87,493
CastleOak Securities, L.P.	87,493
C.L. King & Associates	87,493
Mischler Financial Group, Inc.	87,493
Roberts and Ryan Investments Inc.	87,493
Total	12,322,975

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of shares made outside the United States may be made by affiliates of the underwriter.

Commissions and Discounts

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares from the selling stockholders.

	Paid by the Selling Stockholders
	Per Share	Without Option	With Option
Public offering price	$8.50	$104,745,288	$120,457,079
Underwriting discount	$0.2975	$3,666,085	$4,215,998
Proceeds, before expenses, to the selling stockholders	$8.2025	$101,079,203	$116,241,081

Shares sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.1785 per share from the offering price. After the initial offering of the shares, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. Sales of shares made outside the United States may be made by affiliates of the underwriters.

The expenses of the offering, not including the underwriting discounts, are estimated at $600,000 and are payable by us. We have agreed to reimburse the underwriters for expenses relating to clearing of this offering with the Financial Regulatory Authority in an amount up to $20,000. In addition, while we have agreed to pay certain offering expenses for the selling stockholder incurred in connection with this offering, the selling stockholder will bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement.

Option to Purchase Additional Shares

The selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 1,848,466 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, the selling stockholders, our directors and certain of our officers and other stockholders have agreed during the period from the date of this prospectus supplement continuing through the date that is 60 days from the date of this prospectus supplement (the “restricted period”), except with the prior written consent of Citigroup Global Markets Inc., not to

•        offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such entity or any such affiliate of such entity or any person in privity with the entity or any affiliate of the entity), directly or indirectly, including the filing (or participation in the filing) of a publicly filed registration statement with the SEC in respect of,

•        establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of common stock or any securities convertible into, or exercisable for, shares of common stock, or

•        publicly announce an intention to effect any such transaction.

The restrictions described above relating to us do not apply to:

•        the issuance and sale of common stock pursuant to any of our employee stock option plans, stock ownership plans or dividend reinvestment plans in effect on the date of this prospectus supplement,

•        common stock issuable upon the conversion of securities or the exercise of warrants outstanding at date of this prospectus supplement or granted under certain employee stock option plans outstanding as of the date of this prospectus supplement,

•        the filing of a registration statement on Form S-8, or an amendment thereto, in connection with any company stock plan, or

•        the entry into an agreement providing for the issuance of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, and the issuance of any such securities pursuant to such an agreement, in connection with (i) the acquisition by us or any of our subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by us in connection with such acquisition, or (ii) joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, provided that the aggregate number of shares issued or issuable pursuant to this clause does not exceed 10% of the number of our common stock outstanding immediately after the offering of the shares of common stock offered hereby and prior to such issuance each recipient of any such securities shall execute and deliver to the representative a “lock-up” agreement.

The restrictions described above relating to the selling stockholders, our directors and certain of our officers and other stockholders do not apply to:

•        the transfer by a security holder of ordinary shares or any securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares of our common stock (1) as a bona fide gift or gifts, (2) to shareholders, partners, members or affiliates or any of its affiliates’ directors, officers and employees if the security holder is an entity, (3) by will or intestacy, (4) to any investment fund or other entity controlled or managed by the security holder, (5) a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above, (6) pursuant to an order of a court or regulatory agency, (7) from an executive officer of us or our parent entities upon death, disability or termination of employment, in each case, of such executive officer, (8) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of our ordinary shares involving a change of control, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the security holder’s ordinary shares shall remain subject to the provisions of the lock-up agreement or (9) in connection with transactions by any person other than us relating to ordinary shares acquired in open market transactions after the completion of the offering; provided that: (x) in the case of each transfer or distribution pursuant to clauses (1) through (7) above, each donee, transferee or distributee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and (y) in the case of each transfer or distribution pursuant to clauses (1) through (6) or (9) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period),

•        the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1) under the Exchange Act; provided that no sales of the security holder’s common stock shall be made pursuant to such a Plan prior to the expiration of the restricted period and no public announcement of the establishment or existence thereof and no filing with the SEC or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the security holder, us or any other person, shall be required, and no such announcement or filing is made voluntarily, by the security holder, us or any other person, prior to the expiration of the restricted period, or

•        dispositions to us to satisfy tax withholding obligations in connection with the exercise of options to purchase our common stock or (ii) to effect the cashless exercise of options to purchase our common stock; provided that (A) only in the case of options to purchase our common stock that expire during the restricted period due to the termination or other departure of the security holder as one an our employees or directors, the security holder may, in addition to disposing of our common stock pursuant to clauses (i) and (ii) of this paragraph dispose of our common stock in the open market or otherwise in an amount of up to $500,000 in aggregate value of our common stock to satisfy such tax withholding obligations or effect cashless exercise, (B) the underlying shares shall continue to be subject to the foregoing restrictions on transfer for the balance of the restricted period, and (C) to the extent any filing by, or on behalf of, any party (donor, donee, transferor or transferee) under the Exchange Act shall be required to be made with respect to such transfer, such filing shall reasonably indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event, and no other public announcement shall be required or shall be made voluntarily in connection with such disposition.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Our common stock is listed on the NYSE under the symbol “CTOS.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

None of us, the selling stockholders or the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financial and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters and their respective affiliates have received, or may in the future receive, customary fees and commissions for these transactions. In addition, affiliates of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Stifel, Nicolaus & Company, Incorporated, who are acting as underwriters in this offering, act as joint lead arrangers, bookrunners and/or lenders under the Company’s ABL Facility and, as a result, have received, and may continue to receive, customary fees in connection therewith.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Canadian Residents

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.      to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.      to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.      in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company, any selling stockholder or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and our and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.      to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.      to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.      at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require the us, the selling stockholders or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and our and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in South Africa

Due to restrictions under the securities laws of South Africa, the shares of common stock are not offered, and the offer of our common stock shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

(i)     the offer, transfer, sale, renunciation or delivery is to duly registered banks, mutual banks, financial services provider, financial institution, the Public Investment Corporation (in each case registered as such in South Africa), a person who deals with securities in their ordinary course of business, or a wholly owned subsidiary of a bank, mutual bank, authorised services provider or financial institution, acting as agent in the capacity of an authorised portfolio manager for a pension fund (duly registered in South Africa), or as manager for a collective investment scheme (registered in South Africa); or

(ii)    the contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than R1,000,000.

This document does not, nor is it intended to, constitute an “offer to the public” (as that term is defined in the South African Companies Act, 2008 (the “SA Companies Act”) and does not, nor is it intended to, constitute a prospectus prepared and registered under the SA Companies Act. This document is not an “offer to the public” and must not be acted on or relied on by persons who do not fall within Section 96(1)(a) of the SA Companies Act (such persons being referred to as “relevant persons”). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

A South African resident person or company or any non-South African company which is a subsidiary of a South African company is not permitted to acquire the shares of common stock unless such person has obtained exchange control approval to do so.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:

(a)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)    where no consideration is or will be given for the transfer;

(c)     where the transfer is by operation of law;

(d)    as specified in Section 276(7) of the SFA; or

(e)     as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification.    Solely for the purposes of our obligations pursuant to Section 309B(1)(A) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as S-30 defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the shares of common stock offered hereunder will be passed upon for us and the selling stockholders by Latham & Watkins LLP, Washington, District of Columbia. Certain legal matters relating to this offering will be passed upon for the underwriters by Cahill, Gordon & Reindel LLP.

Experts

The consolidated financial statements and the related financial statement schedule of Nesco Holdings, Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements and financial statement schedule are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Custom Truck One Source, L.P. and subsidiaries as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•        Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021 (the “2020 Annual Report”);

•        Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2021, March 31, 2021 and September 30, 2021 filed with the SEC on August 16, 2021, May 17, 2021 and November 15, 2021, respectively;

•        Our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on June 10, 2021;

•        Our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on November 15, 2021, November 8, 2021, October 26, 2021, August 3, 2021, July 8, 2021, May 6, 2021, April 6, 2021, April 2, 2021, March 11, 2021, March 9, 2021, February 22, 2021 and January 4, 2021; and

•        The description of our Common Stock included on our Current Report on Form 8-K, filed with the SEC on August 5, 2019 (File No. 001-38186), including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the initial filing of the Registration Statement of which this prospectus supplement forms a part and prior to the completion of the offering of all securities covered by this prospectus supplement and any accompanying prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

7701 Independence Ave
Kansas City, Missouri 64125
(816) 241-4888
Attention: Bradley Meader

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, in any accompanying prospectus supplement or in any free writing prospectus supplement filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus supplement or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Our website is located at https://customtruck.com, and our investor relations website is located at https://investors.customtruck.com. The information posted on our website is not incorporated into this prospectus supplement (except for our SEC filings expressly incorporated by reference in this prospectus supplement). Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on our investor relations website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access all of our public filings through the SEC’s website at www.sec.gov. Investors and other interested parties should note that we use our investor relations website to publish important information about us, including information that may be deemed material to investors. We encourage investors and other interested parties to review the information we may publish through our investor relations website, in addition to our SEC filings, press releases, conference calls, and webcasts.

The Registration Statement containing this prospectus supplement, including exhibits to the Registration Statement, provides additional information about us and the Common Stock offered under this prospectus supplement. The Registration Statement can be read at the SEC website.

PROSPECTUS

Custom Truck One Source, Inc.

207,745,626 Shares of Common Stock

This prospectus relates to the resale of 207,745,626 shares of Common Stock of Custom Truck One Source Inc., a Delaware corporation formerly known as Nesco Holdings, Inc. (“we,” “us,” “our” and the “Company”), par value $0.0001 per share (the “Common Stock”) in connection with the (i) Common Stock issued to existing investors in Custom Truck One Source, L.P. in connection with the rollover of such entity, (ii) Common Stock held by certain qualified institutional buyers and accredited investors following the acquisition of NESCO Holdings, LP, a Delaware limited partnership, and NESCO Holdings I, Inc. by Capitol Investment Corp. IV and (iii) Common Stock issued by certain qualified institutional buyers and accredited investors in connection with the closing of the Acquisition by certain the selling securityholders (each a “selling securityholder” and, collectively, the “selling securityholders”) named in this prospectus from time to time in amounts, at prices and terms that will be determined at the time of the offering. The registration of Common Stock pursuant to this prospectus does not necessarily indicate a willingness on the part of the selling securityholders to sell their shares.

On April 1, 2021 Custom Truck One Source, Inc., a Delaware corporation formerly known as Nesco Holdings, Inc., completed the acquisition (the “Acquisition”) of Custom Truck One Source, L.P. (“CTOS”) and its general partner pursuant to a Purchase and Sale Agreement entered into on December 3, 2020 (the “Purchase Agreement”) by and among NESCO Holdings II, Inc., certain affiliates of the Blackstone Group (“Blackstone”) and other direct and indirect equity holders (collectively, “Sellers”) of CTOS, Blackstone Capital Partners VI-NQ L.P. and, solely with respect to Section 9.04 of the Purchase Agreement, PE One Source Holdings, LLC, an affiliate of Platinum Equity. In connection with the Closing of the Acquisition, certain of the selling stockholders received Common Stock of Custom Truck One Source Inc. in exchange for existing equity of Custom Truck One Source, L.P. In addition, on December 3, 2020, in connection with the entry into of the Purchase Agreement, the Company entered into a common stock purchase agreement with PE One Source Holdings, LLC, one of the selling stockholders, to finance, in part, the acquisition of CTOS. Additionally, certain of the selling stockholders received shares in connection with the Company’s initial formation transactions.

We will not receive any proceeds from the resale of the Common Stock by the selling securityholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. We are registering the offering and sale of Common Stock by selling securityholders described herein to satisfy registration rights we have granted the selling securityholders in connection with the Amended and Restated Stockholders’ Agreement dated April 1, 2021 (the “Stockholders Agreement”).

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

The selling securityholders may offer and sell the Common Stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the Common Stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement, if any. The selling securityholders and any broker-dealer executing sell orders on behalf of the selling securityholders, may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any prospectus supplement, if required.

Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “CTOS”. On September 21, 2021, the closing price of our Common Stock was $9.45 per share.

Investing in our shares involves a number of risks.    See “Risk Factors” on page 3 to read about factors you should consider before investing in our Common Stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 23, 2021.

No one has been authorized to provide you with information that is different from that contained in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Common Stock to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it unlawful to make such an offer or solicitation in such jurisdiction.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may from time to time offer to sell shares of Common Stock described in this prospectus in one or more offerings as described in the section entitled “Plan of Distribution.”

This prospectus provides you with a general description of us and certain of our securities. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should assume that the information appearing in this prospectus and any applicable accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in any applicable prospectus supplement. Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus. Before making an investment in any of our securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results and are subject to and involve risks, uncertainties and assumptions. You should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Below is a summary of risk factors applicable to us that may materially affect such forward-looking statements and projections:

•        difficulty in integrating the Nesco Holdings, Inc. and Custom Truck One Source, L.P. businesses and fully realizing the anticipated benefits of the Acquisition, as well as significant transaction and transition costs that we will continue to incur following the Acquisition;

•        material disruptions to our operation and manufacturing locations as a result of public health concerns, including COVID-19, equipment failures, natural disasters, work stoppages, power outages or other reasons;

•        the cyclicality of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment;

•        fluctuation of our revenue and operating results;

•        our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner;

•        competition, which may have a material adverse effect on our business by reducing our ability to increase or maintain revenues or profitability;

•        any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory;

•        aging or obsolescence of our existing equipment, and the fluctuations of market value thereof;

•        our inability to recruit and retain the experienced personnel we need to compete in our industries;

•        disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives;

•        unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required;

•        our inability to renew our leases upon their expiration;

•        our failure to keep pace with technological developments;

•        our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business;

•        potential impairment charges and our inability to collect on contracts with customers;

•        failure of federal and state legislative and regulatory developments that encourage electric power transmission infrastructure spending to translate into demand for our equipment;

•        changes to international trade agreements, tariffs, import and excise duties, taxes or other governmental rules and regulations;

•        our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, the environment and government contracts;

•        the interest of our majority stockholder, which may not be consistent with the other stockholders;

•        our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; and

•        significant operating and financial restrictions imposed by the indenture governing our outstanding senior secured notes and the asset-based lending credit agreement.

These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. See “Risk Factors” in this prospectus for additional risks.

THE COMPANY

Organization

Custom Truck One Source, Inc. (f/k/a Nesco Holdings, Inc.), a Delaware corporation, serves as the parent for its primary operating companies, NESCO, LLC, an Indiana limited liability company, and Custom Truck One Source, L.P., a Delaware limited partnership. On July 31, 2019, Nesco Holdings, Inc. completed a series of mergers whereby Nesco Holdings I, Inc., became the wholly owned subsidiary of Capitol Investment Corp. IV, after which Capitol Investment Corp IV changed its name to Nesco Holdings, Inc.

We are a specialty equipment provider to the electric utility transmission and distribution, telecommunications, rail and other infrastructure related industries in North America. Our core business relates to our new equipment inventory and rental fleet of specialty equipment that is utilized by service providers in infrastructure development and improvement work. We offer our specialized equipment to a diverse customer base, including utilities and contractors, for the maintenance, repair, upgrade, and installation of critical infrastructure assets, including distribution and transmission electric lines, telecommunications networks and rail systems, as well as for lighting and signage. We rent, produce, sell and service a broad range of new and used equipment, including bucket trucks, digger derricks, dump trucks, cranes, service trucks, and heavy-haul trailers. Following the Acquisition, we changed our reportable segments to be consistent with how we currently manage the business, representing three reporting segments: Equipment Rental Solutions (“ERS”), Truck and Equipment Sales (“TES”) and Aftermarket Parts and Services (“APS”).

Acquisition of Custom Truck One Source, L.P.

On December 3, 2020, the Company agreed to acquire 100% of the limited partnership interests of CTOS and 100% of the limited liability company interests of Custom Truck One Source, L.P.’s general partner pursuant to the Purchase Agreement.

On April 1, 2021 (the “Closing Date”), we completed the Acquisition whereby Custom Truck One Source, L.P., a Delaware limited partnership, became our wholly-owned subsidiary and one of the entities through which we operate our business. In connection with the Acquisition, we changed our name from Nesco Holdings, Inc. to Custom Truck One Source, Inc. For additional information regarding the Acquisition and the business of CTOS please refer to our definitive Proxy Statement filed on January 20, 2021 and incorporated by reference herein (the “Acquisition Proxy Statement”).

Corporate Information

We are a Delaware corporation and our corporate headquarters are located at 7701 Independence Avenue, Kansas City, Missouri 64125. Our telephone number is (816) 241-4888. Our Internet website address is https://customtruck.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus. Our Common Stock is listed on the NYSE under the symbol “CTOS” and the warrants are listed on the NYSE under the symbol “CTOS.WS.”

THE OFFERING

Resale of Securities by selling securityholders
Common Stock offered by the selling securityholders	This prospectus covers 207,745,626 shares of Common Stock currently owned by selling securityholders named herein.
Use of proceeds	We will not receive any proceeds from the sale of the Common Stock to be sold by the selling securityholders.
Registration Rights

We agreed to file a registration statement, of which this prospectus is a part, to register for resale the Common Stock held by BCP CTOS Holdings L.P., a Delaware limited partnership, BEP CTOS Holdings L.P., a Delaware limited partnership, Blackstone Energy Partners NQ L.P., a Delaware limited partnership, Blackstone Energy Management Associates NQ L.L.C., a Delaware limited liability company, Blackstone Energy Family Investment Partnership SMD L.P., a Delaware limited partnership, Blackstone Energy Family Investment Partnership NQ ESC L.P., a Delaware limited partnership, Blackstone Capital Partners VI-NQ L.P., a Delaware limited partnership, Blackstone Management Associates VI-NQ L.L.C., a Delaware limited liability company, and Blackstone Family Investment Partnership VI-NQ ESC L.P., a Delaware limited partnership (collectively, “Blackstone”) in connection with registration rights pursuant to the Stockholders’ Agreement. We are also including additional shares of Common Stock held by certain securityholders that have certain rights to piggyback registration under the Stockholders Agreement, as well as certain other of our stockholders. Once the registration statement is declared effective we have agreed to use our reasonable best efforts to keep it effective until all of the Common Stock covered by this prospectus has been sold or may be sold without volume or manner-of-sale restrictions in accordance with Rule 144 under the Securities Act.

General
NYSE ticker symbols	Common Stock: “CTOS”
Risk factors

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the matters discussed under “Risk Factors” under in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q, and in the Acquisition Proxy Statement. You should also carefully consider the matters discussed under “Risk Factors” or any similar caption in other documents or reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, prospects, results of operations, cash flow and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock covered by this prospectus. The selling securityholders will receive all of the proceeds from the offering of Common Stock.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel, certain expenses of counsel to the selling securityholders and our independent registered public accountants.

SELLING SECURITYHOLDERS

This prospectus relates to the resale of up to 207,745,626 shares of our Common Stock in connection with Blackstone’s registration rights pursuant to the Stockholders’ Agreement, including additional shares of Common Stock held by certain securityholders that have certain rights to piggyback registration under the Stockholders Agreement. The selling securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement, as well as certain other of our stockholders.

When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interest in the Common Stock other than through a public sale.

The following table set forth, as of the date of this prospectus, the names of the selling securityholders, the beneficial ownership of Common Stock held by each selling securityholder, the aggregate amount of Common Stock that the selling securityholders may offer pursuant to this prospectus and the number and percentage of shares of Common Stock that each selling securityholder will beneficially own after this offering assuming they sell all such securities that they may offer pursuant to this prospectus. The percentage of shares of Common Stock owned by the selling securityholders following the offering of any shares of Common Stock pursuant to this prospectus, is based on 245,919,185 shares of Common Stock and 20,949,980 warrants outstanding as of August 31, 2021. Derivative securities exercisable or convertible into shares of our Common Stock within sixty (60) days of the date hereof are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the we believe that all persons named in the tables have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Information with respect to beneficial ownership is based on information obtained from such selling securityholder and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of Common Stock. Information about other selling securityholders, if any, including their identities, the Common Stock to be registered on their behalf and the amounts to be sold by them, will be set forth in a prospectus supplement.

	Common Stock
Name and Address of Beneficial Owner	Beneficially owned prior to offering	To be sold pursuant to this prospectus(1)	Beneficially owned after offering	Percentage beneficially owned after offering
Blackstone Capital Partners VI-NQ L.P.(2)	3,492,069	3,492,069	0	—%
Blackstone Family Investment Partnership VI-NQ ESC L.P.(2)	17,360	17,360	0	—%
Blackstone Energy Partners NQ L.P.(2)	2,932,195	2,932,195	0	—%
Blackstone Energy Family Investment Partnership NQ ESC L.P.(2)	179,835	179,835	0	—%
BCP CTOS Holdings L.P.(2)	3,576,281	3,576,281	0	—%
BEP CTOS Holdings L.P.(2)	3,622,088	3,622,088	0	—%
Blackstone Energy Family Investment Partnership SMD L.P.(2)	351,593	351,593	0	—%
Energy Capital Partners III, LP	64,450	64,450	0	—%
Energy Capital Partners III-A, LP	2,169,601	2,169,601	0	—%
Energy Capital Partners III-B, LP	262,015	262,015	0	—%
Energy Capital Partners III-C. LP	896,947	896,947	0	—%
Energy Capital Partners III-D, LP	1,106,987	1,106,987	0	—%
Platinum Equity, LLC(3)	148,600,000	148,600,000	0	—%
NESCO Holdings, LP(4)	27,083,594	27,083,594	0	—%
Energy Capital Partners Management, L.P.(5)	120,779	120,779	0	—%
Equity Trust Company Custodian FBO Jonathan N Brooks IV IRA	6,388	6,388	0	—%

	Common Stock
Name and Address of Beneficial Owner	Beneficially owned prior to offering	To be sold pursuant to this prospectus(1)	Beneficially owned after offering	Percentage beneficially owned after offering
Dennis Depazza(6)	21,293	21,293	0	—%
Fredrick M. Ross, Jr. Holding Company, LLC	2,000,000	2,000,000	0	—%
Capitol Acquisition Management IV LLC	6,741,286	6,741,286	0	—%
Kevin Kapelke(7)	51,104	51,104	0	—%
Lee Jacobson(8)	153,312	153,312	0	—%
The Heinemann Family Trust(9)	57,534	57,534	0	—%
Brooke Coburn	43,317	43,317	0	—%
Beth Steffen(10)	4,259	4,259	0	—%
Adam Haubenreich(11)	17,318	17,318	0	—%
Tom Vale	13,684	13,684	0	—%
Halverson Children’s Trust FBO Tyler Halverson	23,635	23,635	0	—%
Brad Halverson(12)	12,741	12,741	0	—%
Robert Dudzinski(13)	15,699	15,699	0	—%
David Doolin	6,802	6,802	0	—%
Mark Sharman(14)	3,586	3,586	0	—%
Markstone LLC(15)	144,069	144,069	0	—%
Dave Tucker(16)	69,185	69,185	0	—%
Ruth D. Ross Revocable Trust dated June 26, 2015(17)	100,017	100,017	0	—%
Andrea Marie Spencer Holding Company, LLC	290,432	290,432	0	—%
Christopher Martin Ross Holding Company, LLC(18)	358,504	358,504	0	—%
John Ross(19)	419	419	0	—%
The Sarah McMahon Family 2012 Irrevocable Trust	306,187	306,187	0	—%
The George McMahon Family 2012 Irrevocable Trust	306,187	306,187	0	—%
Christopher D. Ross Holding Company, LLC(20)	308,240	308,240	0	—%
Angela Sweet	1,909	1,909	0	—%
Tom Norcross(21)	8,232	8,232	0	—%
FLR Holding Company, LLC (Francis and Lori Ross)(22)	290,529	290,529	0	—%
Marie C. Ross Revocable Trust dated March 31, 2015 as amended(23)	262,924	262,924	0	—%
Joseph P. Ross Holding Company, LLC(24)	282,449	282,449	0	—%
Joseph P. Ross Revocable Trust dated June 24, 2015(25)	1,326	1,326	0	—%
James M. Ross Holding Company, LLC(25)	303,786	303,786	0	—%
Ben Link(26)	18,524	18,524	0	—%
Bill Sumner(27)	629	629	0	—%
Bob Dray(28)	1,103	1,103	0	—%
Brad Meader(29)	23,956	23,956	0	—%
Brian McCormick(30)	3,036	3,036	0	—%
Bryan Boehm(31)	8,908	8,908	0	—%
Carla Hart(32)	1,103	1,103	0	—%
Chris Ragot(33)	51,317	51,317	0	—%
Donna King(34)	1,103	1,103	0	—%
Duane Edington(35)	5,061	5,061	0	—%

	Common Stock
Name and Address of Beneficial Owner	Beneficially owned prior to offering	To be sold pursuant to this prospectus(1)	Beneficially owned after offering	Percentage beneficially owned after offering
Eric Sweet(36)	10,161	10,161	0	—%
Geoff Rupert(37)	1,103	1,103	0	—%
James Carlsen(38)	11,974	11,974	0	—%
James Elliott(39)	2,699	2,699	0	—%
Jay Benjamin(40)	751	751	0	—%
Jeff Overly(41)	15,260	15,260	0	—%
Jefferson Henes(42)	5,344	5,344	0	—%
Jimmy Hottel(43)	629	629	0	—%
John Wilson(44)	3,818	3,818	0	—%
Matt Beller(45)	12,070	12,070	0	—%
Neal Bever(46)	629	629	0	—%
Randy Stilwell(47)	419	419	0	—%
Ron Nicholson(48)	1,103	1,103	0	—%
Ryan McMonagle(49)	67,926	67,926	0	—%
Anthony Stanonis(50)	839	839	0	—%
Maddi Blongewicz(51)	751	751	0	—%
Molly Loehr (Regan)(52)	419	419	0	—%
Vincent Ross Revocable Trust dated June 26, 2015(53)	194,151	194,151	0	—%
Thomas Rich(54)	20,857	20,857	0	—%
Stan Mikalonis(55)	4,049	4,049	0	—%
Andy Zaborny(56)	8,889	8,889	0	—%
Frank Ferguson(57)	629	629	0	—%
T3 Investments, LLC(58)	365,964	365,964	0	—%
John J and Madelyn I Ross Trust(59)	90,545	90,545	0	—%
Jameson Ringger	127,760	127,760	0	—%

____________

*        Represents less than 1% of outstanding shares of Common Stock.

(1)      The amounts set forth in this column are the number of shares of Common Stock that may be offered by such selling securityholders using this prospectus. These amounts do not represent any other shares of our Common Stock that the selling securityholders may own beneficially or otherwise.

(2)      Blackstone Energy Partners NQ L.P. directly holds 2,932,195 shares of Common Stock, BEP CTOS Holdings L.P. directly holds 3,622,088 shares of Common Stock, Blackstone Energy Family Investment Partnership SMD L.P. directly holds 351,593 shares of Common Stock, Blackstone Energy Family Investment Partnership NQ ESC L.P. directly holds 179,835 shares of Common Stock, Blackstone Capital Partners VI-NQ L.P. directly holds 3,492,069 shares of Common Stock, BCP CTOS Holdings L.P. directly holds 3,576,281 shares of Common Stock, and Blackstone Family Investment Partnership VI-NQ ESC L.P. directly holds 17,360 shares of Common Stock. Blackstone Energy Management Associates NQ L.L.C. is the general partner of Blackstone Energy Partners NQ L.P. and BEP CTOS Holdings L.P. Blackstone EMA-NQ L.L.C. is the managing member of Blackstone Management Associates NQ L.L.C. BEP Side-by-Side GP NQ L.L.C. is the general partner of Blackstone Energy Family Investment Partnership NQ ESC L.P. Blackstone Management Associates VI-NQ L.L.C. is the general partner of Blackstone Capital Partners VI-NQ L.P. and BCP CTOS Holdings L.P. BMA VI-NQ L.L.C. is the managing member of Blackstone Management Associates VI-NQ L.L.C. Blackstone Family GP L.L.C. is the general partner of Blackstone Energy Family Investment Partnership SMD L.P. Blackstone Family GP L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. BCP VI-NQ Side-by-Side GP L.L.C. is the general partner of Blackstone Family Investment Partnership VI-NQ ESC L.P. Blackstone Holdings III L.P. is the sole member of each of Blackstone EMA-NQ L.L.C., BEP Side-by-Side GP NQ L.L.C. and BMA VI-NQ L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. Blackstone Holdings II L.P. is the sole member of BCP VI-NQ Side-by-Side GP L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of The Blackstone Group Inc. is Blackstone

Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The address of the principal business office of each of the foregoing is c/o The Blackstone Group Inc., 345 Park Avenue, New York, NY 10154.

(3)      PE One Source Holdings, LLC is the record holder of 148,600,000 shares of Common Stock. Platinum Equity, LLC is the sole member of each Platinum Equity Investment Holdings, LLC (“Platinum Holdings”) and Platinum Equity Investment Holdings V Manager, LLC (“PEIH V Manager”). Platinum Holdings is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC, which is the general partner of Platinum Equity InvestCo, L.P. (“PEIC LP”), which holds all of the outstanding equity in Platinum Equity Investment Holdings V, LLC (“PEIH V”), which holds all of the outstanding equity in Platinum Equity Partners V, LLC, which is the general partner of Platinum Equity Partners V, L.P., which is the general partner of Platinum Equity Capital Partners V, L.P., which holds a majority of the outstanding equity in PE One Source Holdings, LLC. PEIH V Manager is the sole manager of PEIH V, and Platinum InvestCo (Cayman), LLC holds a controlling interest in PEIC LP. Platinum Equity and Tom Gores, together, hold a controlling interest in PIC LLC and may be deemed to beneficially owned the Shares beneficially owned by PIC LLC. Tom Gores is the Chairman and Chief Executive Officer of Platinum Equity. Accordingly, each of the foregoing entities and Mr. Gores may be deemed to beneficially own the shares of Common Stock held by PE One Source Holdings, LLC. Additionally, certain affiliates of Platinum Equity are have material relationships to Custom Truck: (a) Louis Samson is a director of Custom Truck and is a Partner at Platinum Equity; (b) Bryan Kelln is a director of Custom Truck and is a Partner at Platinum Equity; (c) David Glatt is a director of Custom Truck and is a Managing Director at Platinum Equity; and (d) David Wolfe is a director of Custom Truck and is a Managing Director at Platinum Equity.

(4)      Includes 2,392,808 shares of Common Stock issuable upon exercise of warrants and 3,451,798 Earn Out Shares (as defined in the Merger Agreement) pursuant to the Merger Agreement.

(5)      Includes 13,631 shares of Common Stock underlying restricted stock units.

(6)      Dennis Depazza was employed by the Company until May 21, 2021.

(7)      Kevin Kapelke was the Chief Operating Officer of Custom Truck until July 2, 2021.

(8)      Lee Jacobson was the Chief Executive Officer of Custom Truck until April 1, 2021.

(9)      Bruce Heinemann was the Chief Financial Officer of Custom Truck from October 2016 through August 2020.

(10)    Beth Steffen is currently the VP of Strategic Accounts at Custom Truck.

(11)    Adam Haubenreich is currently the VP and General Counsel at Custom Truck.

(12)    Brad Halverson is a former member of the board of Custom Truck.

(13)    Robert Dudzinski is a former VP of Custom Truck.

(14)    Mark Sharman is an executive VP of Custom Truck.

(15)    Mark Sharman is a beneficial owner of Markstone LLC and an executive VP of Custom Truck.

(16)    Dave Tucker is a former member of the board of Custom Truck.

(17)    Ruth Ross is the Treasury Manager of Custom Truck.

(18)    Christopher Martin Ross is an account manager of Custom Truck.

(19)    John Ross is an account manager of Custom Truck.

(20)    Christopher D. Ross is an operations manager at Custom Truck.

(21)    Tom Norcross was an employee of Custom Truck until April 5, 2021.

(22)    Francis Ross is an account manager of Custom Truck.

(23)    Marie C. Ross is an employee of Custom Truck.

(24)    Joseph Ross is the President of Sales of Custom Truck.

(25)    James Ross is a VP and the Treasurer of Custom Truck.

(26)    Ben Link is an executive CP of Custom Truck.

(27)    Bill Sumner is a Manager of Custom Truck.

(28)    Bob Dray is a VP of Custom Truck.

(29)    Brad Meader is the Chief Financial Officer of Custom Truck.

(30)    Brian McCormick is an account manager of Custom Truck.

(31)    Bryan Boehm is a President of Custom Truck.

(32)    Carla Hart is a VP of Custom Truck.

(33)    Chris Ragot is a former Director of Custom Truck.

(34)    Donna King is the Inside Sales Specialist of Custom Truck.

(35)    Duane Edington is a senior account manager of Custom Truck.

(36)    Eric Sweet is a regional VP of Custom Truck.

(37)    Geoff Rupert is a Director at Custom Truck.

(38)    James Carlsen is the Chief Information Officer of Custom Truck.

(39)    James Elliott is a former VP of Custom Truck.

(40)    Jay Benjamin is a VP of Custom Truck.

(41)    Jeff Overly is a former Director of Custom Truck.

(42)    Jefferson Henes is a Director of Custom Truck.

(43)    Jimmy Hottel is an Inside Sales Manager of Custom Truck.

(44)    John Wilson is a VP of Custom Truck.

(45)    Matt Beller is a senior VP of Custom Truck.

(46)    Neal Bever is an Inside Sales Manager of Custom Truck.

(47)    Randy Stilwell is a General Manager of Custom Truck.

(48)    Ron Nicholson is a former General Manager of Custom Truck.

(49)    Ryan McMonagle is the President and Chief Operating Officer of Custom Truck.

(50)    Anthony Stanonis is a General Manager of Custom Truck.

(51)    Maddi Blongewicz is an Operations Strategy Manager of Custom Truck.

(52)    Molly Loehr (Regan) is the Director of Marketing of Custom Truck.

(53)    Vincent Ross is a VP of Custom Truck.

(54)    Thomas Rich is an executive VP of Custom Truck.

(55)    Stan Mikalonis is an executive VP of Custom Truck.

(56)    Andy Zaborny is an executive VP of Custom Truck.

(57)    Frank Ferguson is a Director of Custom Truck.

(58)    T3 Investments, LLC is the trust of a former employee of Custom Truck.

(59)    John Ross is an Account Manager of Custom Truck.

To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each selling securityholders and the number of shares of Common Stock registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares of Common Stock in this offering. See “Plan of Distribution.”

DESCRIPTION OF SECURITIES

The following summary of our capital stock and our charter and our bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our charter and bylaws, which are filed as exhibits to the Registration Statement of which this prospectus is a part.

General

We are a Delaware corporation. Our charter provides for 500,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of preferred stock. As of August 31, 2021, there were 245,919,185 shares of Common Stock, no shares of preferred stock and 20,949,980 warrants to purchase shares of our Common Stock outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Holders of Common Stock do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

The rights, preferences and privileges of the holders of Common Stock are subject to those of the holders of any shares of preferred stock we may issue in the future.

Voting Rights

Each holder of our Common Stock is entitled to one vote per share on each matter submitted to a vote of stockholders, unless otherwise provided by our certificate of incorporation. Our bylaws provide that the presence, in person or by proxy, of holders of shares representing a majority of the issued and outstanding shares of capital stock entitled to vote at a stockholders’ meeting shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, our bylaws, our certificate of incorporation or our Stockholders’ Agreement. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of our capital stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Liquidation Rights

If the Company is involved in a consolidation, merger, recapitalization, reorganization, voluntary or involuntary liquidation, dissolution or winding up of affairs, or similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Listing

Our Common Stock is listed on the New York Stock Exchange under the symbol “CTOS”.

Certain Anti-Takeover Provisions of Delaware Law and Our Certificate of Incorporation

We have certain anti-takeover provisions in place as follows:

Staggered Board of Directors

Our charter provides that the board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. Furthermore, because the board is classified, directors may be removed only with cause by a majority of our outstanding shares.

Action by Written Consent; Special meeting of stockholders

Our charter provides that stockholder action may only be taken by written consent in lieu of a meeting while Platinum Equity Advisors, LLC (“Platinum”) and its affiliates collectively beneficially own, in the aggregate, at least 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Company.

The General Corporation Law of the State of Delaware (the “DGCL”) provides that special meetings of our stockholders may be called by the board of directors. Our charter provides that, at any time when Platinum and its affiliates collectively beneficially own, in the aggregate, at least 5% in voting power of the stock of the Company entitled to vote generally in the election of directors, the Chairman of the Board shall call a special meeting of stockholders at the request of Platinum from time to time.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding general meeting of stockholders (except that, with respect to Platinum’s nomination of directors, the reference to 90 days shall be 45 days). Such notice also must fulfill certain information requirements with respect to the stockholder delivering such notice and the matter proposed (or director candidate nominated) of which Platinum is partially exempt. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before the general meeting of stockholders or from making nominations for directors at our general meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our certificate of incorporation requires, to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction (such as in the case of claims brought to enforce any liability or duty created by the Exchange Act, in which case federal courts have exclusive jurisdiction), the federal district court for the District of Delaware or other state courts of the State of Delaware) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. This exclusive forum provision applies to state and federal law claims brought by stockholders (including claims pursuant to the Securities Act and the Exchange Act), although stockholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in our charter to be inapplicable or unenforceable. Although we believe this provision benefits our company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Business Combinations with Interested Stockholders

Our charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. Nevertheless, our charter will contain provisions that will have a similar effect to Section 203, except that they will provide that (i) Platinum; (ii) Energy Capital Partners, LLC, a Delaware limited liability company, Energy Capital Partners II, LLC, Energy Capital Partners III, LLC, Energy Capital Partners Mezzanine, LLC, Energy Capital Partners IV, LLC, Energy Capital Partners Credit Solutions II, LLC, ECP ControlCo, LLC, Energy Capital Partners Holdings, LP, ECP Feeder, LP, and ECP Management GP, LLC; (iii) Capitol Acquisition Management IV LLC and Capitol Acquisition Founder IV LLC; and (iv) Blackstone Management Partners L.L.C. and their respective direct and indirect transferees will not be deemed to be “interested stockholders,” regardless of the percentage of the Company’s voting stock owned by them, and accordingly will not be subject to such restrictions.

Limitation on Liability and Indemnification of Directors and Officers

Our charter provides that directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our charter provides that directors will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures it against the obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, assignees, transferees and successors-in interest may, from time to time, sell, transfer, or otherwise dispose of. separately or together, some or all of the securities covered by this prospectus on the NYSE or any other stock exchange, market or trading facility on which the securities are traded, listed or quoted in the over-the-counter market or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent the selling securityholders gift, pledge or otherwise transfer the securities offered hereby, such transferees may offer and sell the securities from time to time under this prospectus, provided that, if required under the Securities Act, and the rules and regulations promulgated thereunder, this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of selling securityholders under this prospectus. Subject to compliance with applicable law, we and the selling securityholders may use any one or more of the following methods when selling securities:

•        sales on the NYSE or any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        an over-the-counter sale or distribution;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        to or through underwriters, brokers, dealers or agents;

•        block trades (which may involve crosses) in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        “at the market” or through market makers or into an existing market for the securities;

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        settlement of short sales entered into after the date of this prospectus (including short sales “against the box”);

•        agreements with broker-dealers to sell a specified number of securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through the writing of other securities or contracts to be settled in such securities;

•        through the distribution of securities by us or any selling securityholder to our or its general or limited partners, members, managers affiliates, employees, directors or securityholders;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

We have not, and to our knowledge, the selling securityholders have not, entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. The selling securityholders may also sell shares of our securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities. Broker-dealers engaged by us or the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders (and/or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated. In connection with the sale of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell securities short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may act independently of us in making decisions with respect to the price, timing, manner and size of each sale of securities. Offers to purchase securities may be solicited directly by the selling securityholders and the sale thereof may be made by the selling securityholders directly to institutional investors or others. In such a case, no underwriters or agents would be involved. The selling securityholders may use electronic media, including the Internet, to sell offered securities directly. The selling stockholders may offer the securities covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. The selling securityholders may sell the securities through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment. If the selling securityholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, the selling securityholder may sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling securityholders may from time to time pledge or grant a security interest in some or all of their securities to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling securityholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the securities pledged or secured thereby pursuant to this prospectus or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act. The selling securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling securityholders or any other person, which limitations may affect the marketability of the securities. The selling securityholders also may transfer the shares of our securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. A selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

If the selling securityholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. We have not, and to our knowledge, the selling securityholders have not, entered into any agreement or understanding, directly or indirectly, with any person to distribute the securities offered hereby.

We are required to pay all fees and expenses incident to the registration of our securities. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make. We have also agreed to keep the registration statement of which this prospectus forms a part effective until the selling securityholders have disposed of all of the secondary securities covered by this prospectus.

There can be no assurance that we or any selling securityholder will sell, nor are we or any selling securityholder required to sell, any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified selling securityholders may not be able to use this prospectus for resales until they are named in the selling securityholders table by prospectus supplement or post-effective amendment. See “Selling Securityholders.”

LEGAL MATTERS

Latham & Watkins, LLP, Washington, D.C. will pass upon the validity of the Common Stock offered hereby. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Nesco Holdings, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Custom Truck One Source, L.P. and subsidiaries as of December 31, 2020 and 2019, and for the three years ended December 31, 2020, 2019 and 2018, incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Our website is located at https://customtruck.com, and our investor relations website is located at https://investors.customtruck.com. The information posted on our website is not incorporated into this prospectus. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available free of charge on our investor relations website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also access all of our public filings through the SEC’s website at www.sec.gov. Investors and other interested parties should note that we use our investor relations website to publish important information about us, including information that may be deemed material to investors. We encourage investors and other interested parties to review the information we may publish through our investor relations website, in addition to our SEC filings, press releases, conference calls, and webcasts.

The Registration Statement containing this prospectus, including exhibits to the Registration Statement, provides additional information about us and the Common Stock offered under this prospectus. The Registration Statement can be read at the SEC website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•        Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021;

•        Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2021 and March 31, 2021, filed with the SEC on August 16, 2021 and May 17, 2021, respectively;

•        Our Definitive Proxy Statement on Schedule 14A for a 2020 Special Meeting of Stockholders filed with the SEC on January 20, 2021;

•        Our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on September 21, 2021, August 3, 2021, July 8, 2021, May 26, 2021 May 6, 2021, April 6, 2021, April 2, 2021, March 11, 2021, March 9, 2021, February 22, 2021 and January 4, 2021; and

•        The description of our Common Stock included on our Current Report on Form 8-K, filed with the SEC on August 5, 2019 (File No. 001-38186), including any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) deemed to have been furnished and not filed in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01, unless otherwise indicated therein)) after the initial filing of the Registration Statement of which this prospectus forms a part and prior to the completion of the offering of all securities covered by this prospectus and any accompanying prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

7701 Independence Ave
Kansas City, Missouri 64125
(816) 241-4888
Attention: Bradley Meader

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

12,322,975 Shares

CUSTOM TRUCK ONE SOURCE, INC.

Common Stock

_____________________________

PROSPECTUS SUPPLEMENT

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November 17, 2021

Bookrunning Managers

Citigroup
Baird	Deutsche Bank Securities	Oppenheimer & Co.	Stifel
Co-Managers
American Veterans Group, PBC	Bancroft Capital	Cabrera Capital Markets LLC	CastleOak Securities, L.P.
C.L. King & Associates, Inc.	Mischler Financial Group, Inc.		Roberts & Ryan